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Exhibit 23.4

CONSENT OF JOHN T. BOYD COMPANY

        As mining and geological consultants, we consent to the incorporation by reference in this Registration Statement on Form S-3 of information contained in our report dated January 30, 2014, appearing in the annual report on Form 10-K of Rhino Resource Partners LP for the year ended December 31, 2013 and to the reference to John T. Boyd in those filings and any amendments thereto which is part of this Registration Statement.

/s/ RONALD L. LEWIS
Name:	Ronald L. Lewis
Title:	Managing Director and COO

October 10, 2014

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  Exhibit 23.4
CONSENT OF JOHN T. BOYD COMPANY